BEACON POWER CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     Beacon Power Corporation, a Delaware corporation (the "Company") establishes this Beacon Power Corporation Employee Stock Purchase Plan (the "Plan") to provide eligible employees of the Company and Affiliated Companies, if any, who wish to become shareholders (or to increase their shareholdings) in the Company with a convenient method of doing so. The Company believes that employee participation in the ownership of the equity of the Company will be to the mutual benefit of the employees and the Company.

1.   Purpose.

     The Plan provides Eligible Employees an opportunity to acquire shares of Company Common Stock, $.01 par value, under circumstances which enable them to obtain the income tax benefits described in Code Section 423. The Plan is intended to provide employees incentive to continue to promote the Company's best interests and to enhance its long-term performance.

2.   Definitions.

     Wherever used, the following words and phrases will have the meanings stated below unless a different meaning is plainly required by the context:

     "Affiliated Company" means any subsidiary corporation of the Company, as defined in Code Sections 424(f).

     "Applicable Grant Date" means, for any Option, the date on which such Option was granted. The first Applicable Grant Date shall be the Effective Date, the second Applicable Grant Date shall be May 16, 2001 and thereafter, each other Applicable Grant Date shall be a Semiannual Grant Date.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a committee appointed by the Board to which the Board may delegate its powers to administer the Plan.

     "Common Stock" means shares of the common stock of the Company, $.01 par value.

     "Company" means Beacon Power Corporation, a Delaware corporation.

     "Compensation" means the total cash remuneration a Participant receives during an Exercise Period as salary or wages, including overtime pay and bonuses and excluding all other forms of remuneration.

     "Disability"  means  permanent  and total  disability  as  defined  in Code
Section 22(e)(3).

     "Effective Date" means the effective date of a registration statement under the Securities Act of 1933, as amended, for the shares of Common Stock to be issued pursuant to the Plan. Filing of any such registration statement is at the discretion of the Company.

     "Eligible Employee" means each person who, on the Effective Date or on an Applicable Grant Date, is employed by the Company or an Affiliated Company on a full or part-time basis and has been an employee for three or more months at that date. No employee will be eligible if he or she is an owner of 5% or more of the stock of the Company or an Affiliated Company, as determined under Code
Section 423(b)(3).

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Exercise Date" means any date on which an Eligible Employee purchases Common Stock pursuant to an Option under this Plan, which shall, with respect to each Option, be the last day of the Exercise Period in which such Option is granted.

     "Exercise Period" means the six-month period commencing on an Applicable Grant Date and ending at 5 p.m. on October 31 or April 30 as applicable, except that the first Exercise Period shall be the period beginning on the Effective Date and ending at 5 p.m. on April 30, 2001. If the Plan is terminated, then the Exercise Period in which it is terminated shall end on the date immediately preceding the effective date of such termination. If any of the preceding ending dates falls on a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts, then that Exercise Period shall end on the day most closely preceding such date which is not a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts.

     "Fair Market Value Per Share of Common Stock" shall mean the closing sales price on such day on the New York Stock Exchange, or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, if no sales take place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such trading day shall be the last sale reported on the NASDAQ National Market System as published in The Wall Street Journal or, if no such sale is so reported, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotation system, or, if such price at the time is not available from such system, as furnished by any similar system then engaged in the business of reporting such prices and selected by the Board or, if there is no such system, as furnished by any member of the National Association of Securities Dealers, selected by the Board. If the Common Stock is neither listed on a national securities exchange nor reported on the NASDAQ National Market System nor traded on the over-the-counter market, fair market value shall be such value as the Board, in good faith, determines.

     Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with Code Section 423.

     "Initial Notice Period" means the period beginning on the Effective Date and ending on the 15th day thereafter.

     "IPO" means an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock by the Company.

     "IPO Price" means the price at which the Company's stock is initially offered for sale by the Company's underwriters in the IPO.

     "Notice Period" means that period beginning 45 days prior to the beginning of the Applicable Grant Date and ending on the 30th day prior to the beginning of such date and solely for purposes of a Participant's voluntary discontinuance from the Plan pursuant to Section 6(c)(i) hereof, "Notice Period" shall include the period beginning 45 days prior to the Exercise Date and ending on the 30th day prior to such Exercise Date.

     "Option" means an option granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

     "Option Price" means the lower of: (1) 85% of the Fair Market Value per share of Common Stock as of the Applicable Grant Date on which the Option being exercised was granted or (2) 85% of the Fair Market Value per share of Common Stock as of the Exercise Date on which such Option is exercised; provided, however, that in the case of the First Exercise Period, the price determined under clause (1) above shall be the IPO Price.

     "Participant" means an Eligible Employee who has elected to participate in the Plan during the period between such election and the termination of such Eligible Employee's participation in the Plan.

     "Plan" means Beacon Power Corporation Employee Stock Purchase Plan as set forth herein.

     "Retirement" is a termination on or after the first day of the month of a Participant's 65th birthday.

     "Semiannual Grant Date" means each May 1 and November 1. If any of the dates falls on a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts, then that Exercise Period shall end on the day most closely succeeding such date which is not a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts.

     "Withholding Account" means a bookkeeping record of all amounts withheld during an Exercise Period for a specific Eligible Employee, which are available for the exercise of an Option granted hereunder. Specific segregation of funds is not required.

3.   Administration.

     The Plan shall be administered by the Board, which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers to terminate or amend the Plan) to the Committee. If the Board chooses to appoint a Committee, references hereinafter to the Board shall be deemed to refer to the Committee. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the Options granted hereunder and make all other determinations necessary or advisable for the administration of the Plan; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax treatment of the Options under this Plan granted to Eligible Employees subject to United States Federal Income Taxation and the Plan itself under Section 423 of the Code. In addition, this Plan is intended to comply in all respects with Rule 16b-3 or its successor promulgated under the 1934 Act with respect to participants who are subject to
Section 16 of the 1934 Act. Any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be modified to the extent necessary for such provision to comply with Rule 16b-3 to the extent permissible by law and deemed appropriate by the Board. The determinations of the Board on all matters regarding the Plan shall be conclusive.

4.   Maximum Shares to be Granted under the Plan.

     The aggregate number of shares of Common Stock available for grant as Options pursuant to Section 5 shall not exceed 500,000 subject to adjustment pursuant to Section 9. Shares of Common Stock granted pursuant to the Plan either may be authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that any Option granted pursuant to
Section 5 expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available for grant as an Option pursuant to Section 5 and shall not reduce the aggregate number of shares of Common Stock available for grant as such Options, as set forth in the first sentence of this Section.

5.   Eligibility for Participation and Granting of Options.

     (a) Each employee of the Company who is an Eligible Employee on an Applicable Grant Date shall be eligible to participate in the Plan by completing an election notice provided by the Company and filing it with the designated representative of the Company within the applicable Notice Period; provided, however with respect to the First Exercise Period, each Eligible Employee of the Company shall be automatically enrolled in the Plan and shall not be required to file an election notice.

     (b) For each Exercise Period, a Participant shall be granted without any further action by Company an Option hereunder which will entitle him or her to purchase, on the immediately following Exercise Date, a number of whole shares of Common Stock determined by dividing the amount to be withheld for participation in the Plan and applied to such Exercise Period by the Option Price; provided, however, that for the First Exercise Period, the number of shares of Common Stock to be purchased by the Participant pursuant to the Option shall be determined by dividing 10% of the Participant's Compensation by the Option Price unless otherwise determined by the Participant following the Effective Date and during the Initial Notice Period.

     (c) If the number of shares of Common Stock for which Options are granted pursuant to paragraph 5(a) exceeds the applicable number set forth in Section 4, then the Options granted under paragraph 5(a) to all Eligible Employees shall, in a nondiscriminatory manner, be reduced on a pro rata basis in a manner which the Board determines to be consistent with Code Section 423.

     (d) Notwithstanding any provision herein to the contrary, no Eligible Employee shall be granted an Option under the Plan which permits such employee to purchase Common Stock with a Fair Market Value (determined at the time of the grant of such Option) in excess of $25,000 per calendar year under this Plan and all other employee stock purchase plans of the Company and any Affiliated Company. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this provision.

6.   Terms of Options.

     (a) Each Option shall automatically be exercised on the last day of the Exercise Period for such Option, using the funds which have accrued in a Participant's Withholding Account as of such day, unless the Participant withdraws from the Plan or is deemed to have withdrawn from the Plan during the Exercise Period. An Option granted hereunder may be exercised only through the use of the funds which have accrued in a Participant's Withholding Account, or, with respect to the First Exercise Period, through the payment by the Participant for the number of whole shares being purchased by the Participant. Any Option, to the extent unexercised on the Exercise Date, shall expire on the Exercise Date.

     (b) As soon as reasonably possible following exercise in accordance with Paragraph 6(a) and upon the Participant's written request, a certificate representing the whole number of shares of Common Stock purchased, registered in the name of the Optionee, shall be delivered to the Optionee or to such other person designated by Optionee including, without limitation, the Participant's broker.

     (c) A Participant shall be deemed to have withdrawn from participation in the Plan upon the occurrence of any of the following:

          (i) Voluntary discontinuance while employed. A Participant may discontinue his or her election and withdraw from this Plan as of the last day of the Exercise Period by giving written notice to the Company during the Notice Period within that Exercise Period, specifying that the Participant is so withdrawing from the Plan, provided, however, that a Participant who shall have discontinued his or her election to participate and withdrawn from this Plan may resubscribe to this Plan only in a Notice Period subsequent to that in which participation was terminated.

          (ii) Termination of employment. Unless employment has terminated due to Retirement, Disability or death, a Participant will be deemed to have discontinued participation on the first day of the Exercise Period in which termination occurs and amounts withheld from compensation during the Exercise Period will be refunded without election to the Participant.

          (iii) Retirement. In the event a Participant's employment terminates because of Retirement during the first three months of an Exercise Period, the Participant will be deemed to have discontinued participation on the first day of the Exercise Period in which Retirement occurs and amounts withheld from Compensation during the Exercise Period will be refunded. If Retirement occurs during the last three months of the Exercise Period, the Participant will continue to participate through the balance of the Exercise Period in which Retirement occurs (without further withholding) unless he or she elects a voluntary discontinuance within the Notice Period for that Exercise Period.

          (iv) Death or Disability. In the event the employment of the Participant by the Company or an Affiliated Company terminates as a result of the Participant's Disability or Death, the Participant will be deemed to participate (without further withholding) through the balance of the Exercise Period in which death or Disability occurs, unless he or she (or the executor, administrator or representative, as the case may be) elects a voluntary discontinuance within the Notice Period for that Exercise Period.

          (v) Levy or attachment. The filing with or levying upon the Company or the custodian of any judgment, attachment, garnishee, or other Court order affecting the Participant's account under this Plan will terminate his or her participation.

          (vi) Plan Termination/Expiration. The termination of this Plan by the Company prior to its expiration or its expiration upon allocation of all available shares will terminate participation.

     (d) A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is related to the Company within the meaning of Code Sections 423(e) or (f). A Participant who has elected participation under the Plan who is absent from work with the Company or with an Affiliated Company because of temporary disability (any disability other than a permanent and total Disability) or who is on leave of absence for a period of less than 90 days shall not, during the period any such absence, be deemed, by virtue of such absence alone, to have terminated employment. In the case of a leave of absence which is longer than 90 days, a Participant will not be deemed to have terminated employment until the later of the 91st day of such leave, if later, such date as the Participant's reemployment rights are not protected by contract or law.

     (e) Upon the discontinuance of an election and withdrawal from this Plan by a Participant, all withheld amounts in the account which are attributable to such Participant shall be transferred to such Participant within thirty (30) days of such discontinuance and withdrawal, except to the extent such withheld amounts are applied to the exercise of an Option as provided above. In no event shall any amounts be withheld from a Participant's Compensation for allocation to such Participant's Withholding Account after the date such Participant's employment shall cease.

     (f) In no event may any discontinuance of a Participant's election and withdrawal from this Plan be in respect to a portion rather than all of such Participant's Withholding Account on such date.

7.   Payment for Common Stock Through Withholding.

     (a) Employee Contributions.

     With respect to each Exercise Period, each Eligible Employee may elect to participate in this Plan by filing an enrollment application and payroll withholding form with his or her employer's payroll department during a Notice Period, which election shall be effective for the next Exercise Period and for all subsequent Exercise Periods, until, in any case, such Participant's participation in the Plan terminates. Each Eligible Employee who elects to participate shall specify the amount of his or her contributions to be made by payroll deduction by specifying a whole percentage from 1% to 10% of such Participant's Compensation payable for each payroll period. With respect to the First Exercise Period, following the Effective Date and during the Initial Notice Period, an Eligible Employee may file a payroll withholding form to designate payroll deductions as the manner of payment for the Option and/or to decrease the percentage of Compensation used to purchase shares of Common Stock pursuant to the Option.

     No interest shall accrue or be payable to any Participant in the Plan with respect to any sums withheld at the Participant's election, whether such sums be applied to purchase Common Stock, or are returned to the Participant.

     Payroll deductions may be increased by a Participant only during a subsequent Notice Period, but may be decreased during a subsequent Notice Period or within the last 10 days of a calendar quarter, upon the Participant's written election, effective as of the first payroll period for which it is administratively practical to put the decrease into effect.

     (b) Application of Payroll Contributions.

     The Company shall maintain a separate account into which it shall deposit all amounts withheld for payment of shares of Common Stock and shall maintain sufficient records to show each Participant's Withholding Account.

     On the last day of each Exercise Period all amounts in a Participant's Withholding Account shall be paid over to the Company in payment of the Option Price for the number of whole shares of Common Stock which can be purchased on such date with such withheld total amount, unless otherwise directed in accordance with Section 6 above. In lieu of fractional shares, unapplied cash shall be carried forward to the next Exercise Period unless the Participant requests a cash payment.

8.   Transferability of Options and Common Stock.

     (a) No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime, or by his or her legal representative if permitted by Section 423 of the Code, or pursuant to Section 6 by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

     (b) Participants in the Plan who wish to avail themselves of the favorable tax benefits of Code Section 423 may not transfer or otherwise dispose of shares of Common Stock acquired by them or on their behalf under this Plan (other than in the case of a Participant's death) until after the later of one year from the date of acquisition of said shares of two years after the Applicable Grant Date of the Option pursuant to which said shares of Common Stock were acquired.

     (c) Each Eligible Employee who receives shares of Common Stock pursuant to this Plan agrees, by electing to participate, to notify the Company, in writing, immediately after such Participant makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an Option under this Plan. A Disqualifying Disposition is an disposition (including any sale) of such shares before the later of two years after the Applicable Grant Date for said Option or one year after the receipt of shares pursuant to the exercise of said Option. If the Participant has dies before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

9.   Adjustment Provisions.

     The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each Option shall all be approximately adjusted for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

10.  Dissolution, Merger and Consolidation.

     Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

11.  Shareholder Approval.

     The Plan is subject to approval by the holders of a majority of the outstanding shares of Common Stock (and the holders of any other class of stock to the extent required by agreement or Code Section 423) within 12 months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

12.  Miscellaneous.

     (a) Legal and Other Requirements. The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

     (b) Termination and Amendment of Plan. Except as provided in the following sentence, the Plan may be terminated or amended by the shareholders, by the Board, or by the Committee, including amendment of the Plan from time to time to designate corporations whose employees may be offered options under the plan from among a group consisting of the Company and any corporation which is or becomes its Affiliate. Amendments effecting: (1) any increase in the aggregate number of shares which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split) or (2) changing the designation of corporations whose employees may be offered options under the Plan, except designations described in the preceding sentence, must be approved by the shareholders within twelve (12) months after such amendment is adopted by the Board or by the Committee or such amendment is void ab initio. No amendment shall affect any Options theretofore granted or any Common Stock theretofore acquired by a Participant, unless such amendment shall expressly so provide and unless any Participant to whom an Option has been granted who would be adversely affect by such amendment consents in writing thereto. If the scope of any amendment is such as to require shareholder approval in order to comply with Rule 16b-3 under the 1934 Act, then such amendment shall also require approval by the shareholders.

     (c) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     (d) Withholding Taxes. Upon a Disqualifying Disposition, within the meaning of Paragraph 8(c), of any shares of Common Stock received pursuant to the exercise of any Option under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local requirements as to income tax withholding and employee contributions to employment taxes or, alternatively, in the Board's sole discretion, the Company may withhold all such amounts from other cash compensation then being paid to the Participant by the Company.

     (e) Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee or other optionee the right to continue in the employment of the Company or any Affiliated Company or affect any right which the Company or any Affiliated Company may have to terminate the employment of such Eligible Employee or other optionee.

     (f) Rights as a Shareholder. A Participant shall not have any right as a shareholder with respect to shares of Common Stock issuable pursuant to the exercise of an Option hereunder, unless and until a certificate or certificates for such shares of Common Stock are issued to him or her or the Company reflects the Participant's ownership in its stock ledger or other appropriate record of Common Stock ownership.

     (g) Leaves of Absence. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by any Eligible Employee, provided such rules are consistent with Code Section 423.

     (h) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Treasurer of the Company (or such other person as may be designated by the Company from time to time with notice given to each Participant) at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Treasurer of the Company (or such other person as may be designated by the Company from time to time with notice given to each Participant) at such offices; and shall be deemed delivered to a Participant (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Affiliate.

     (i) Rights and Privileges. All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted under this Plan shall bear a uniform relationship to the Compensation of Eligible Employees. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

     (j) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the law of Delaware, to the extent not inconsistent with
Section 423 of the Code and regulations thereunder.